Marpai Announces Reverse Stock Split

NEW YORK--(BUSINESS WIRE)—June 28, 2023 - Marpai, Inc. ("Marpai" or the "Company") (Nasdaq: MRAI), an artificial intelligence (AI) enabled Third-Party Administrator (TPA) transforming self-funded employer health plans, announces a reverse stock split of its Class A common stock (“Reverse Split”) of one post-split share for every four pre-split shares. The Company expects that the common stock will begin trading on a split-adjusted basis at the open of trading on Thursday, June 29, 2023, under the new CUSIP number 571354208. The Reverse Split is an effort to regain compliance with Nasdaq’s listing rules.

The Company obtained shareholder approval for the Reverse Split at a special meeting of shareholders on June 26, 2023. The Company’s board of directors then approved the Reverse Split ratio of 4 to 1. The principal purpose of the Reverse Split is to decrease the total number of shares of common stock outstanding and proportionately increase the market price of the common stock in order to meet the continued listing requirements of The Nasdaq Capital Market. The Company's common stock will continue to trade under the symbol "MRAI."

As a result of the Reverse Split, every four shares of the Company's common stock issued and outstanding will be automatically reclassified into one new share of common stock. The Reverse Split will not modify any rights or preferences of the shares of the Company's common stock. Proportionate adjustments will be made to the exercise prices and the number of shares underlying the Company's outstanding equity awards, convertible notes, and warrants, as applicable. The common stock issued pursuant to the Reverse Split will remain fully paid and non-assessable. The Reverse Split will not affect the number of authorized shares of common stock or the par value of the common stock.

American Stock Transfer & Trust Company, LLC has been appointed by the Company to act as its exchange agent for the Reverse Split. Stockholders owning pre-split shares via a bank, broker or other nominee will have their positions automatically adjusted to reflect the Reverse Split and will not be required to take further action in connection with the Reverse Split, subject to brokers’ particular processes. Similarly, registered stockholders holding pre-split shares of the Company's common stock electronically in book-entry form are also not required to take further action in connection with the Reverse Split. Holders of certificated shares will be contacted by the Company or its exchange agent with further details about how to surrender old certificates.

For more information, please visit https://ir.marpaihealth.com for more information.

About Marpai, Inc.

Marpai, Inc. (Nasdaq: MRAI) is an AI-powered Third Party Administrator (TPA) delivering health plan administration and services to employers that directly pay for employee health benefits (self-funded employer health plans). As a technology innovator in the $22 billion TPA sector representing over $1 trillion in annual claims, Marpai includes services beyond traditional TPA services that improve health plan value to members, and significantly reduce medical and pharmaceutical costs for members and the plan. By leveraging AI and big data, Marpai proactively enables early clinical interventions by proven value-based care providers that can mitigate and reverse costly conditions and avoid costly care. Marpai also helps members fill gaps in annual care and guides them to high-value in-network providers and affordable pharmacy solutions. Operating nationwide, Marpai offers access to provider networks including Aetna and Cigna and delivers all standard TPA services. For more information, visit www.marpaihealth.com or https://ir.marpaihealth.com for investors.

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" 4889-7630-2956, v.3" "" 4889-7630-2956, v.3

Forward-Looking Statement Disclaimer

This press release contains forward-looking statements, as that term is defined in the Private Litigation Reform Act of 1995, that involve significant risks and uncertainties, including statements regarding revenues, employee lives and cash. Forward-looking statements can be identified through the use of words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," "guidance," "may," "can," "could", "will", "potential", "should," "goal" and variations of these words or similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect Marpai's current expectations and speak only as of the date of this release. Actual results may differ materially from Marpai's current expectations depending upon a number of factors. These factors include, among others, adverse changes in general economic and market conditions, competitive factors including but not limited to pricing pressures and new product introductions, uncertainty of customer acceptance of new product offerings, market changes, and risks associated with managing the growth of the business. Except as required by law, Marpai does not undertake any responsibility to revise or update any forward-looking statements whether as a result of new information, future events or otherwise. More detailed information about Marpai and the risk factors that may affect the realization of forward-looking statements is set forth in Marpai's filings with the Securities and Exchange Commission (the “SEC”). Investors and security holders are urged to read these documents free of charge on the SEC's web site at http://www.sec.gov.

Investor Relations Contact:
Simon Li
simonli@marpaihealth.com
(813) 822-3950

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" 4889-7630-2956, v.3" "" 4889-7630-2956, v.3